Astrotech Corporation 401 Congress, Suite 1650 Austin, Texas 512.485.9530 fax: 512.485.9531 www.astrotechcorp.com

FOR IMMEDIATE RELEASE

ASTROTECH REPORTS SECOND QUARTER 2012 FINANCIAL RESULTS

•	GAAP results: net loss of $1.8 million, or $(0.10) per diluted share for the quarter ended December 31, 2011

•	Astrotech Space Operations (“ASO”), the Company’s core business, supported one mission which launched in the second quarter 2012, the NPOESS Preparatory Project (NPP)

•	1st Detect reached a development milestone when it delivered pre-production miniature mass spectrometers to selected customers for evaluation

Austin, Texas, February 3, 2012 – Astrotech Corporation (NASDAQ: ASTC), a leading provider of commercial aerospace services, today announced financial results for its fiscal year 2012 second quarter ended December 31, 2011.

“While the 18-month rolling backlog of $43.2 million demonstrates our future pipeline of business remains at its strongest in years, the timing of missions and of work performed on the fabrication of the GSE led to a slower second quarter. Fortunately, we believe that we will see a top-line increase in the coming fiscal quarter,” said Thomas B. Pickens III, Chairman and CEO of Astrotech Corporation. “Additionally, I’m pleased to have reached a key development milestone at 1st Detect, where we shipped evaluation units of our mini-mass spectrometer to selected customers which we expect to lead to a new source of revenue in the near future.”

Second Quarter Results

The Company posted a second quarter fiscal year 2012 net loss of $1.8 million, or $(0.10) per diluted share on revenue of $3.7 million compared with a second quarter fiscal year 2011 net loss of $1.6 million, or $(0.09) per diluted share on revenue of $4.6 million.

Update of Ongoing Operations

The Company’s 18-month rolling backlog, which includes contractual backlog, scheduled but uncommitted missions, and the design and fabrication of GSE, was $43.2 million at December 31, 2011. The majority at ASO consists of pre-launch satellite processing services, which include hardware launch preparation, advance planning, use of unique satellite preparation facilities and spacecraft checkout, encapsulation, fueling, and transport and design and fabrication of equipment and hardware for space launch activities at our Titusville, Florida and VAFB locations.

In addition to providing support for missions in process at our facilities in Florida and California, ASO supported the successful launch of the NPOESS Preparatory Project (NPP) at VAFB during the second quarter.

Our Spacetech business unit reached a development milestone when 1st Detect delivered evaluation units of its miniature mass spectrometer to leading analytical equipment vendors. The 1st Detect proprietary mini-mass spectrometry technology provides a broad and versatile platform that we plan to integrate with follow-on products optimized for the security and industrial markets.

Financial Position and Liquidity

Working capital was $5.9 million as of December 31, 2011, which included $14.5 million in cash and cash equivalents and $4.2 million of accounts receivable. Of the $14.5 million in cash at December 31, 2011, $0.2 million was obligated to funding the development of 1st Detect.

About Astrotech Corporation

Astrotech is one of the first space commerce companies and remains a strong entrepreneurial force in the aerospace industry. We are leaders in identifying, developing and marketing space technology for commercial use. Our ASO business unit serves our government and commercial satellite and spacecraft customers with pre-launch services on the eastern and western range. 1st Detect Corporation is developing what we believe is a breakthrough miniature mass spectrometer, while Astrogenetix, Inc. is a biotechnology company utilizing microgravity as a research platform for drug discovery and development.

This press release contains forward-looking statements that are made pursuant to the Safe Harbor provisions of the Private Securities Litigation Reform Act of 1995. Such forward-looking statements are subject to risks, trends, and uncertainties that could cause actual results to be materially different from the forward-looking statement. These factors include, but are not limited to, continued government support and funding for key space programs, the ability to expand ASO, the availability of capital for reinvestment in growth initiatives, product performance and market acceptance of products and services, as well as other risk factors and business considerations described in the Company’s Securities and Exchange Commission filings including the annual report on Form 10-K. Any forward-looking statements in this document should be evaluated in light of these important risk factors. The Company assumes no obligation to update these forward-looking statements.

FOR MORE INFORMATION:

John Porter

Chief Financial Officer

Astrotech Corporation

512.485.9530

Tables follow

ASTROTECH CORPORATION AND SUBSIDIARIES

Condensed Consolidated Statements of Operations

(In thousands, except per share data)

	September 30,	September 30,	September 30,	September 30,
	Three Months Ended December 31,		Six Months Ended December 31,
	2011	2010	2011	2010
Revenue	$3,676	$4,641	$8,516	$9,947
Cost of revenue	3,108	3,438	6,034	6,924

Gross profit	568	1,203	2,482	3,023

Operating expenses:
Selling, general and administrative	1,708	2,119	3,637	4,426
Research and development	746	883	1,504	1,706

Total operating expenses	2,454	3,002	5,141	6,132

Income (loss) from operations	(1,886)	(1,799)	(2,659)	(3,109)
Interest and other expense, net	(59)	(35)	(133)	(138)

Income (loss) before income taxes	(1,945)	(1,834)	(2,792)	(3,247)

Income tax expense	(7)	(5)	(12)	(11)

Net income (loss)	(1,952)	(1,839)	(2,804)	(3,258)

Less: Net loss attributable to noncontrolling interest*	166	277	352	534

Net income (loss) attributable to Astrotech Corporation	$(1,786)	$(1,562)	$(2,452)	$(2,724)

Net income (loss) per share attributable to Astrotech Corporation, basic	$(0.10)	$(0.09)	$(0.13)	$(0.15)
Net income (loss) per share attributable to Astrotech Corporation, diluted	$(0.10)	$(0.09)	$(0.13)	$(0.15)

*

Noncontrolling interest resulted from grants of restricted stock in 1st Detect and Astrogenetix to certain employees, officers and directors. Please refer to the December 31, 2011 10-Q filed with the Securities and Exchange Commission for further detail.

ASTROTECH CORPORATION AND SUBSIDIARIES

Condensed Consolidated Balance Sheets

(In thousands)

	September 30,	September 30,
	December 31,	June 30,
	2011	2011
	(unaudited)
Assets
Cash and cash equivalents	$14,452	$14,994
Accounts receivable, net	4,172	2,429
Prepaid expenses and other current assets	969	963
Short-term note receivable	675	—

Total current assets	20,268	18,386

Property, plant, and equipment, net	37,313	38,418
Long-term note receivable	—	675
Other assets, net	112	141

Total assets	$57,693	$57,620

Liabilities and stockholders’ equity
Current liabilities	$14,333	13,366
Long-term liabilities	7,106	6,696
Stockholders’ equity	36,254	37,558

Total liabilities and stockholders’ equity	$57,693	$57,620

ASTROTECH CORPORATION AND SUBSIDIARIES

Unaudited Reconciliation of Non-GAAP Measures

(In thousands)

Earnings Before Interest, Taxes, Depreciation and Amortization

	September 30,	September 30,	September 30,	September 30,
	Three Months Ended December 31,		Six Months Ended December 31,
	2011	2010	2011	2010
EBITDA	$(1,083)	$(1,210)	$(1,268)	$(1,935)

Depreciation & amortization	793	574	1,386	1,149
Interest and other expense, net	69	49	139	164
Income tax expense	7	5	12	11

Net income (loss)	(1,952)	(1,839)	(2,804)	(3,258)

Net loss attributable to noncontrolling interest	(166)	(277)	(352)	(534)

Net income (loss) attributable to Astrotech Corporation	$(1,786)	$(1,562)	$(2,452)	$(2,724)

EBITDA (earnings before interest, taxes, depreciation and amortization) is a non-U.S. GAAP financial measure. We included information concerning EBITDA because we use such information when evaluating operating earnings (loss) to better evaluate the underlying performance of the Company. EBITDA does not represent, and should not be considered an alternative to, net income (loss), operating earnings (loss), or cash flow from operations as those terms are defined by U.S. GAAP and does not necessarily indicate whether cash flows will be sufficient to fund cash needs. While EBITDA is frequently used as measures of operations and the ability to meet debt service requirements by other companies, our use of this financial measure is not necessarily comparable to such other similarly titled captions of other companies.

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